UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2025

enGene Holdings Inc.
(Exact name of registrant as specified in its charter)

British Columbia	001-41854	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4868 Rue Levy, Suite 220 Saint-Laurent, Quebec	H4R 2P1
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (514) 332-4888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENGN	NASDAQ
Warrants, each exercisable for one Common Share, at an exercise price of $11.50 per Common Share	ENGNW	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2025, Jasper Bos resigned as a director of the Board of Directors (the “Board”) of enGene Holdings Inc. (the “Company”), including as a member of any committee of the Board. Mr. Bos’ resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Following such resignation, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Philip Astley-Sparke to the Board as a director to fill such vacancy effective as of July 8, 2025, with Mr. Astley-Sparke to serve for the remainder of Mr. Bos’s term expiring at the Company’s 2026 annual general meeting of the shareholders, or until Mr. Astley-Sparke’s successor is duly elected and appointed or his earlier death, resignation, or removal.

On July 8, 2025, following the appointment of Mr. Astley-Sparke, the Board increased its size from seven members to nine and, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed William Grossman and Michael Heffernan to the Board as directors, each with a term expiring at the Company’s first annual general meeting of shareholders following his appointment, or until such director’s successor is duly elected and appointed or his earlier death, resignation, or removal.

The Board has not yet determined committee assignments for any of the newly appointed directors.

Each of Messrs. Astley-Sparke, Grossman and Heffernan will participate in the standard compensation plan for the Company’s independent directors, including eligibility to receive equity grants pursuant to the enGene Holdings Inc. Amended and Restated 2023 Incentive Equity Plan, included as Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 19, 2024 (the “2024 Annual Report”), and will also enter into indemnification agreements with the Company substantially in the form of the indemnification agreement included as Exhibit 10.17 to the Company’s 2024 Annual Report.

There are no arrangements or understandings pursuant to which any of Messrs. Astley-Sparke, Grossman or Heffernan were selected as directors and no transactions between the Company and any of Messrs. Astley-Sparke, Grossman, or Heffernan that would be reportable under Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
On July 8, 2025, the Company issued a press release with respect to the resignation of Mr. Bos and appointment of Messrs. Astley- Sparke, Grossman, and Heffernan as members of the Board of the Company, as well as management promotions, including the promotions of Matthew Boyd and Jill Buck to Chief Regulatory Officer and Chief Development Officer, respectively. A copy of  the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference. The information in this Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press Release of the Company, dated as of July 8, 2025.
104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGENE HOLDINGS INC.

Date: July 8, 2025	By:	/s/ Ronald H. W. Cooper
Name: Ronald H. W. Cooper
Title: Chief Executive Officer